EXHIBIT 7.3

                            ROC Communities, Inc.
                           6430 South Quebec Street
                           Englewood, Colorado 80111

                                                                  June 4, 1996

Chateau Properties, Inc.
19500 Hall Road
Clinton Township, Michigan 48038

         Re:      Confidentiality and Standstill Agreement
                  ----------------------------------------

Ladies and Gentlemen:

         In connection with the preliminary consideration of a possible merger transaction (the "Transaction") between Roc Communities, Inc. and Chateau Properties, Inc. (each, a "Party" and, collectively, the "Parties"), we understand that each Party may be furnished by the other party or by representatives or agents of the other Party with certain oral or written information (collectively, the "Information") concerning the Parties and/or their affiliates. In consideration for receiving the Information, each Party agrees that, except as provided, the Information shall be kept confidential in accordance with the following provisions:

         1. Each Party shall not, without the prior written consent of the other Party, (a) use, for itself or on behalf of any other person or entity, any portion of the Information for any purpose other than evaluating or negotiating the Transaction; (b) disclose any portion of the Information to any other person; or (c) otherwise use the Information in any manner detrimental to the other Party; Notwithstanding the foregoing, the Information may be furnished by each Party, on a need-to-know basis, and may be furnished by the other Party as directed by such Party, to such Party's advisors who assist such Party in evaluating or negotiating the Transaction, accountants and lenders (said persons being referred to herein as "Other Recipients"); provided, however, that the Parties have specifically advised each Other Recipient of the confidential nature of the Information, and that the disclosure of the Information is being made to such Other Recipient and subject to the obligation to keep the Information confidential in accordance with this letter agreement.

         2. Each Party's obligations hereunder, and the obligations hereunder of each Other Recipient receiving information from or at the request of such Party, do not extend to information which (a) was or becomes generally available to the public other than as a result of a disclosure by such Party, an Other Recipient or other person subject to an obligation of secrecy or confidentiality to the other Party; or (b) was or becomes available to such Party on a non-confidential basis from a source other than the other Party or the other Party's representatives or agents; provided that such source was not bound to keep such material or information confidential and did not receive such material or information, directly or indirectly, from a person so bound.

         3. In the event that a Party, or any Other Recipient receiving information from or at the request of such Party, receives a request under a valid and effective subpoena to disclose any Information, such Party or Other Recipient shall promptly so notify the other Party to permit the other Party to seek a protective order or other appropriate remedy. If such protective order or other remedy is not sought or obtained, the Party or such Other Recipient receiving the subpoena shall furnish only that portion of the Information which is legally required and shall use best efforts to obtain reliable assurance that confidential treatment will be accorded the Information furnished.

         4. Except as otherwise permitted by the other Party, each Party shall keep confidential (a) the fact that any discussions, negotiations or investigations are taking place concerning the Transaction and (b) the terms, conditions and all other information with respect thereto, including the status thereof. Notwithstanding the foregoing, to the extent that a Party, in consultation with its legal counsel, determine that it is legally required to make a public disclosure of the matters set forth in (a) or (b) above, such Party may make a public disclosure, but shall first notify the other Party in advance of and shall reasonably cooperate with the other Party in the preparation of such public disclosure.

         5. Each Party may elect at any time to terminate further access to and review of the Information, at which time the Information in each Party's possession and in the possession of the Other Recipients receiving Information from or at the request of such Party, including all copies, extracts from and other reproductions of the Information made by such Party and Other Recipients, shall be returned to the other Party. All analyses, memoranda, compilations, studies, notes and other documents (collectively, the "Analyses") prepared by each Party, as well as by the Other Recipients receiving information from or at the request of such Party, based on the Information shall either be likewise delivered to the other Party or shall be destroyed and such destruction shall be certified in writing to the other Party by the Party or Other recipient destroying such Analyses. The obligations of confidentiality with respect to the Information set forth in this letter agreement shall nevertheless survive such delivery and/or destruction and shall remain in full force and effect.

                             [Paragraph Deleted]

         7. Except for the Transaction contemplated by this letter agreement or asset acquisitions and dispositions and financings in the ordinary course of business, each Party further agrees that, for a period of 60 days from the date of this letter agreement, it will not in any manner, directly or indirectly, effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in, or in any way assist or encourage any person (other than the other Party) to effect or seek, offer or propose to effect or participate in, any tender or exchange offer, merger, asset sale or acquisition or other business combination involving such Party or any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to such Party.

         8. The Parties acknowledge and agree that in the event of any breach by a Party of this letter agreement, the other Party would be immediately and irreparably harmed and would not be made whole by monetary damages. Accordingly, the Parties agree that each Party, in addition to any other remedy to which it may be entitled, shall be entitled to an injunction to prevent breach of this letter agreement and the Parties hereby waive any right to interpose as a defense that an adequate remedy exists at law for such breach. Each party agrees to reimburse the other Party for all costs and expenses (including, without limitations, reasonable attorneys fees) incurred by it in enforcing any of such Party's obligations hereunder or the obligations hereunder of the Other Recipients receiving Information from or at the request of such Party.

         The agreements set forth herein may be modified or waived only by a separate writing signed by the Parties expressly so modifying or waiving such agreements.

         This letter agreement shall be governed and construed in accordance with the internal laws of Maryland without regard to principles of conflicts of law. The parties hereto consent to the personal jurisdiction of any federal or state court located in Maryland.

         The Parties hereto have caused this letter agreement to be executed by their officers duly authorized as of the date first above written.

                                         Very truly yours

                                         ROC Communities, Inc.

                                         By:     /s/ Gary P. McDaniel
                                                 --------------------
                                         Name:   Gary P. McDaniel
                                         Title:  President

ACCEPTED AND AGREED TO as of the date first written above:

Chateau Properties, Inc.

By: /s/ C.G. Kellogg
    ----------------
    Name:  C.G. Kellogg
    Title:  President & CEO

                             ROC Communities, Inc.
                           6430 South Quebec Street
                           Englewood, Colorado 80111

                                                                 June 20, 1996

Chateau Properties, Inc.
19500 Hall Road
Clinton Township, Michigan 48038

         Re:      Amendment to Confidentiality and Standstill Agreement
                  -----------------------------------------------------

Ladies and Gentlemen:

         Reference is made to the letter agreement dated as of June 4, 1996 (the "Letter Agreement") between ROC Communities, Inc. and Chateau Properties, Inc. (each, a "Party" and, collectively, the "Parties") in connection with the preliminary consideration of a possible merger transaction involving the Parties. Terms not defined in this letter which are defined in the Letter Agreement are used herein as therein defined.

         In addition to the agreements specified in the Letter Agreement, each Party further agrees that, for a period of 12 months after the date of the Letter Agreement, unless such shall have been specifically invited in writing by the Board of Directors of the other Party, neither such Party nor any of its affiliates (as such term is defined under the Securities Exchange Act of 1934, as amended (the "1934 Act") will in any manner, directly or indirectly,
(a) effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in, or in any way assist or encourage any other person to affect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, (i) the acquisition of securities (or beneficial ownership thereof) or assets of the other Party, (ii) any tender or exchange offer, merger or other business combination involving the other Party, (iii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the other Party, or (iv) any "solicitation" of "proxies" (as such terms are used in the proxy rules of the Securities and Exchange Commission) or consents to vote any voting securities of the other Party; (b) form, join or in any way participate in a "group" (as defined under the 1934 Act) or otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of the other Party; or (c) enter into any discussion or arrangements with any third party with respect to any of the foregoing (collectively, the "Standstill Restrictions"); provided, however, that if a third party which is not affiliated with a Party shall commence, without any breach of this provision by such Party and without the consent of the other Party, a tender offer relating to the purchase of at least 40% of the voting securities (as such term is defined in Rule 12b-2 promulgated under the 1934 Act) of the other Party, the Party and its affiliates shall be immediately released from the Standstill Restrictions unless and until such tender offer shall be terminated or withdrawn.

         The Parties hereto have caused this supplement to the Letter Agreement to be executed by their officers thereunto duly authorized as of the date first above written.

                                             Very truly yours

                                             ROC Communities, Inc.

                                             By:   /s/ Gary P. McDaniel
                                                   --------------------
                                                   Name:  Gary P. McDaniel
                                                   Title:  President

ACCEPTED AND AGREED TO as of the date first written above:

Chateau Properties, Inc.

By: /s/ C.G. Kellogg
    ----------------
    Name:  C.G. Kellogg
    Title:  President & CEO

                             ROC Communities, Inc.
                           6430 South Quebec Street
                           Englewood, Colorado 80111

                                                                 June 21, 1996

Chateau Properties, Inc.
19500 Hall Road
Clinton Township, Michigan 48038

         Re:      Amendment to Confidentiality and Standstill Agreement
                  -----------------------------------------------------

Ladies and Gentlemen:

         Reference is made to the letter agreement dated as of June 4, 1996, as supplemented by letter agreement dated as of June 20, 1996 (collectively, the "Letter Agreement") between ROC Communities, Inc. and Chateau Properties, Inc. ("Chateua") (each, a "Party" and, collectively, the "Parties") in connection with the preliminary consideration of a possible merger transaction involving the Parties. Terms not defined in this letter which are defined in the Letter Agreement are used herein as therein defined.

         Notwithstanding anything to the contrary contained in the Letter Agreement, each Party agrees that, as of the date hereof, Mr. Peter Ministrelli, an individual, shall not be considered an affiliate of Chateau for the purposes of the Letter Agreement.

         The Parties hereto have caused this supplement to the Letter Agreement to be executed by their officers thereunto duly authorized as of the date first above written.

                                              Very truly yours

                                              ROC Communities, Inc.

                                              By:  /s/ Gary P. McDaniel
                                                   --------------------
                                                   Name:  Gary P. McDaniel
                                                   Title:  President

ACCEPTED AND AGREED TO as of the date first written above:

Chateau Properties, Inc.

By: /s/ C.G. Kellogg
    ----------------
    Name:  C.G. Kellogg
    Title:  President & CEO